As filed with the Securities and Exchange Commission on November 8, 2011

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAGEVA BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Delaware	56-1808663
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

128 Spring Street, Suite 520 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

1996 Stock Option Plan of AviGenics, Inc.

Synageva BioPharma Corp. 2005 Stock Plan

(Full title of the plan)

Sanj K. Patel

Chief Executive Officer

Synageva BioPharma Corp.

128 Spring Street, Suite 520

Lexington, Massachusetts 02421

(781) 357-9900

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Marc A. Rubenstein, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	21	$5,695.95	$119,614.95	$13.71
Common Stock, $0.001 par value per share	21,129	$0.61	$12,888.69	$1.48
Common Stock, $0.001 par value per share	818,575	$0.95	$777,646.25	$89.12
Common Stock, $0.001 par value per share	32,795	$1.10	$36,074.50	$4.13
Common Stock, $0.001 par value per share	388,672	$1.70	$660,742.40	$75.72
Common Stock, $0.001 par value per share	148,555	$3.52	$522,913.60	$59.93
Common Stock, $0.001 par value per share	106,853	$8.73	$932,826.69	$106.90
Common Stock, $0.001 par value per share	201,479	$12.65	$2,548,709.35	$292.08
TOTALS	1,718,079		$5,611,416.43	$643.07

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon (i) the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the Synageva BioPharma Corp. 2005 Stock Plan, as amended (the “2005 Plan”), and (ii) the exercise of options which have been granted under the 1996 Stock Option Plan of AviGenics, Inc., as amended (the “1996 Plan”) which plans were assumed by the Registrant on November 2, 2011, pursuant to an Agreement and Plan of Merger and reorganization, by and among the Registrant, which was formerly known as Trimeris, Inc., Tesla Merger Sub, Inc., a wholly-owned subsidiary of Registrant, and Synageva BioPharma Corp. The maximum number of shares which may be sold upon the exercise of options issued under the plans or the issuance of stock awards granted under the 2005 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and/or stock awards have not yet been issued and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ Global Market as of November 7, 2011, which is a date within five business days prior to filing this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Commission on March 14, 2011, as amended April 28, 2011.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011, as filed with the Commission on May 13, 2011 and August 12, 2011, respectively.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 25, 2011, June 13, 2011, and November 3, 2011.

(d) The description of the securities contained in the Registrant’s registration statement on Form 8-A (File No. 0-23155) dated October 1, 1997 filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interest of Named Experts and Counsel.

Ropes & Gray LLP has opined to the legality of the securities being offered by this Registration Statement.

ITEM 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

The Registrant’s Fifth Amended and Restated Certificate of Incorporation, as amended, provides that each director, officer and employee, past or present of the Registrant, and each person who serves or may have served at the request of the Registrant as a director, trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Registrant in accordance with, and to the fullest extent permitted by, the provisions of the Delaware General Corporation Law as it may be from time to time be amended.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Fifth Amended and Restated Certificate of Incorporation, as amended, provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7.	Exemption from Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

4.1	1996 Stock Option Plan of AviGenics, Inc.

4.2	Synageva BioPharma Corp. 2005 Stock Plan

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ropes & Gray LLP (see Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

ITEM 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1933 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts on November 8, 2011.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanj K. Patel and Carsten Boess, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Sanj K. Patel	President and Chief Executive Officer	November 8, 2011
Sanj K. Patel	(Principal Executive Officer) and Director

/s/ Carsten Boess	Chief Financial Officer	November 8, 2011
Carsten Boess	(Principal Financial Officer)

/s/ Chris Heberlig	Vice President, Finance	November 8, 2011
Chris Heberlig	(Principal Accounting Officer)

/s/ Srinivas Akkaraju	Director	November 8, 2011
Srinivas Akkaraju

/s/ Felix J. Baker	Director	November 8, 2011
Felix J. Baker

/s/ Stephen R. Biggar	Director	November 8, 2011
Stephen R. Biggar

/s/ Stephen R. Davis	Director	November 8, 2011
Stephen R. Davis

/s/ Mark Goldberg	Director	November 8, 2011
Mark Goldberg

/s/ Thomas R. Malley	Director	November 8, 2011
Thomas R. Malley

/s/ Barry Quart	Director	November 8, 2011
Barry Quart

/s/ Robyn Samuels	Director	November 8, 2011
Robyn Samuels

EXHIBIT INDEX

4.1	1996 Stock Option Plan of AviGenics, Inc.

4.2	Synageva BioPharma Corp. 2005 Stock Plan

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ropes & Gray LLP (see Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).